Exhibit 10.1

Surrender of Preferred Stock Options

I, the undersigned, being the founder and principal shareholder of ShiftPixy, Inc. (the “Company”), and having been granted, on August 13, 2021, options (“Preferred Options”) to acquire 12,500,000 shares of the Company’s Preferred Class A Stock, par value of $0.0001 per share (“Preferred Stock”), for $0.0001 per share, exercisable for a period of twenty-four months upon—

(i) the acquisition of a controlling interest in the Company by any single shareholder or group of shareholders acting in concert (other than Mr. Absher), or (ii) the announcement of (x) any proposed merger, consolidation, or business combination in which the Company’s Common Stock is changed or exchanged, or (y) any sale or distribution of at least 50% of the Company’s assets or earning power, other than through a reincorporation, and being the sole owner of such Preferred Options, and having authority to surrender the same, and affirming that my execution, delivery and performance of this instrument in surrendering the Preferred Options and tendering the additional consideration as described herein does not and will not conflict with or result in a violation of any agreement, law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority which would interfere with my ability to perform my obligations under this instrument, and for value received from the Company, namely, the issuance to me of 12,500,000 shares of the aforesaid Preferred Stock (the “Issuance”), do hereby (a) surrender to the Company any and all of my rights, title and interest in and to the Preferred Options, and (b) tender payment to the Company of the sum of Five Thousand Dollars ($5,000) as further consideration for the Issuance.

In witness whereof, the undersigned sets forth his signature below, this Surrender of Preferred Stock Options to be effective as of the 14th day of July 2022.

/s/ Scott W. Absher
Scott W. Absher

Agreed and accepted:
SHIFTPIXY, INC.

By:	/s/ Manny Rivera
Manny Rivera
Acting CFO